Exhibit 10.2

MERGECO ISSUANCE AGREEMENT

This MergeCo Issuance Agreement (this “Agreement”) is entered as of [•], 2023 by and among Welsbach Technology Metals Acquisition Corp. (“WTMA”), Welsbach Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned individual (the “Director”).

RECITALS

WHEREAS, the Sponsor currently holds WTMA ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), initially purchased in a private placement prior to WTMA’s initial public offering;

WHEREAS, the Sponsor intends to cause WTMA to consummate an initial business combination (the “Initial Business Combination”), with the target company and business combination structure to be identified, resulting in a surviving operating company being listed on Nasdaq immediately following the Initial Business Combination (such surviving company, “MergeCo”), with the effect that the Ordinary Shares of WTMA will either be exchanged for or converted into ordinary or common shares of MergeCo (the “MergeCo Shares”) with such MergeCo Shares to be issued to the existing shareholders of WTMA’s target, at a valuation that is yet to be determined;

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to cause MergeCo to issue to Director, and Director desires to acquire from MergeCo on such basis, that number of MergeCo Shares set forth opposite such Director’s name on Exhibit A (the “Promised Securities”), to be issued to Director by MergeCo in connection with WTMA’s completion of its Initial Business Combination.

NOW THEREFORE, in consideration of Director’s service on the board and committees of WTMA, Director’s execution of the insider letter and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Director and the Sponsor hereby agree as follows:

1.	Terms of Transfer.

1.1.	WTMA, the Sponsor and Director hereby agree that the issue by MergeCo of the Promised Securities shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Director (or his/her Permitted Transferees (as such term is defined in section 4.3 of that certain stock escrow agreement, dated December 27, 2021, by and among WTMA, the Sponsor, WTMA’s officers, directors and other insiders and Continental Stock Transfer & Trust Company, as escrow agent (as it exists on the date hereof, the “Escrow Agreement”))) executes the Joinder (as defined in Section 1.5).

Upon the satisfaction of the foregoing conditions, as applicable, WTMA and the Sponsor shall cause MergeCo to promptly issue (and no later than two (2) business days following the closing of the Initial Business Combination) the Promised Securities to Director (or his/her Permitted Transferees) free and clear of any liens or other encumbrances, other than pursuant to the Escrow Agreement, restrictions on transfer imposed by the securities laws. The Sponsor and WTMA covenant and agree to cause MergeCo to facilitate such transfer to Director (or his/her Permitted Transferees) in accordance with the foregoing.

1.2.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving WTMA in which its Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of ordinary shares of WTMA, the Sponsor shall procure the transfer, with respect to each MergeCo Share to be issued hereunder, of the kind and amount of securities, cash or other property into which such Promised Securities converted or exchanged.

1.3.	Delivery of Shares; Other Documents. At the time of the issue of Promised Securities hereunder, WTMA and the Sponsor shall cause MergeCo to deliver the Promised Securities to Director in book-entry form effected through MergeCo’s register of members (or other equivalent register) and through WTMA’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.4.	Registration Rights. In connection with the issuance of the Promised Securities, Director shall be entitled to registration rights set forth in that certain Registration Rights Agreement, dated December 27, 2021, by and among WTMA, WTMA’s officers, directors and insiders and the Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and MergeCo and Director shall execute the Joinder (as defined below).

1.5.	Joinder to Agreements. In connection with the issue of the Promised Securities to Director, Director shall execute a joinder to the Escrow Agreement and the Registration Rights Agreement in substantially the form attached here to as Exhibit B (the “Joinder”) pursuant to which Director shall agree with MergeCo to be bound by a contractual lock-up of the Promised Securities on the same basis as the Sponsor is bound by solely by Section 3.1 of the Escrow Agreement solely with respect to the Promised Securities and by the terms and provisions of the Registration Rights Agreement as a “holder” thereunder with respect to the Promised Securities (upon acquisition thereof) as “Registrable Securities” thereunder.

1.6.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) resignation or removal of Director from the board of WTMA, other than at the time of the closing of the Initial Business Combination, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of WTMA prior to completing the Initial Business Combination, (d) the mutual written agreement of the parties hereto. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to cause MergeCo to issue the Promised Securities to Director shall be conditioned on the satisfaction of the conditions set forth in Section 1.1.

2.	Representations and Warranties of Director. Director represents and warrants to, and agrees with, the Sponsor that:

2.1.	No Government Recommendation or Approval. Director understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promised Securities.

2.2.	Accredited Investor. Director is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Director is acquiring the Promised Securities solely for investment purposes, for such Director’s own account (and/or for the account or benefit of his/her affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Director has no present arrangement to sell Promised Securities to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Transfer; Trust Account; Redemption Rights.

2.4.1.	Director acknowledges and agrees that, following the Issuance of Promised Securities to Director such Promised Securities may be, subject to the transfer restrictions as set forth in section 3.1 of the Escrow Agreement.

2.4.2.	Director acknowledges and agrees that the Promised Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of WTMA’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.3.	Director acknowledges and understands the Promised Securities will be offered by MergeCo in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Director decides to offer, resell, pledge or otherwise transfer Promised Securities, such Promised Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Director agrees that, if any transfer of the Promised Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Director may be required to deliver to MergeCo an opinion of counsel satisfactory to MergeCo that registration is not required with respect to the Promised Securities to be transferred. Absent registration or another available exemption from registration, Director agrees he/she will not transfer the Promised Securities.

2.5.	Sophisticated Investor. Director is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promised Securities.

2.6.	Risk of Loss. Director is aware that an investment in the Promised Securities is highly speculative and subject to substantial risks. Director is cognizant of and understands the risks related to the acquisition of the Promised Securities, including those restrictions described or provided for in this Agreement and the Escrow Agreement pertaining to transferability. Director is able to bear the economic risk of his/her investment in the Promised Securities for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Director has relied upon an independent investigation of WTMA and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Director is familiar with the business, operations and financial condition of WTMA and has had an opportunity to ask questions of, and receive answers from WTMA’s management concerning WTMA and the terms and conditions of the proposed sale of the Promised Securities and has had full access to such other information concerning WTMA as Director has requested. Director confirms that all documents that he/she has requested have been made available and that Director has been supplied with all of the additional information concerning this investment which Director has requested.

2.8.	Non-U.S. Investor. If Director is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Director hereby represents that he/she has satisfied himself/herself as to the full observance of the laws of his/her jurisdiction in connection with any invitation to subscribe for the Promised Securities or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the acquisition of the Promised Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promised Securities. Director’s subscription and payment for and continued beneficial ownership of the Promised Securities will not violate any applicable securities or other laws of Director’s jurisdiction.

2.9.	Authority. This Agreement has been validly authorized, executed and delivered by Director and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.10.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Director of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement or instrument to which Director is a party or (ii) any law, statute, rule or regulation to which Director is subject, or any order, judgment or decree to which Director is subject, that would reasonably be expected to prevent Director from fulfilling his/her obligations under this Agreement.

2.11.	No Advice from Sponsor. Director has had the opportunity to review this Agreement, the Escrow Agreement and the transactions contemplated by this Agreement with Director’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor explicitly made in this Agreement, Director is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, WTMA, the Promised Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.12.	Reliance on Representations and Warranties. Director understands that the Promised Securities are being offered and sold to Director in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Director set forth in this Agreement in order to determine the applicability of such provisions.

2.13.	No General Solicitation. Director is not subscribing for Promised Securities as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.14.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Director in connection with the acquisition of the Promised Securities nor is Director entitled to or will accept any such fee or commission.

3.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, the Director that:

3.1.	Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Promised Securities.

3.2.	Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Director) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.	Title to Securities. The Sponsor shall cause the Promised Securities to be issued, when issued to Director by MergeCo as provided herein, to be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the MergeCo Shares generally, under the Escrow Agreement and applicable securities laws).

3.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Escrow Agreement and the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.5.	No General Solicitation. The Sponsor has not offered the Promised Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Promised Securities nor is the Sponsor entitled to or will accept any such fee or commission.

3.7.	Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Director is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

5.	Assignment; Entire Agreement; Amendment.

5.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by WTMA, the Sponsor or Director to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Director to one or more affiliates thereof.

5.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

5.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

5.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

6.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by email with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by email upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

7.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.	Survival; Severability

8.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

8.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Director and the Sponsor as, and the Sponsor acknowledges that Director and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Director and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that Director and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DIRECTOR

By:
Name:

[Signature Page to MergeCo Issuance Agreement]

COMPANY:

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
Name:	Chris Clower
Title:	Chief Operating Officer

[Signature Page to MergeCo IssuanceAgreement]

SPONSOR:

WELSBACH ACQUISITION HOLDIGNS LLC

By:
Name:	Chris Clower
Title:	Managing Member

[Signature Page to MergeCo IssuanceAgreement]

Exhibit A

Director	Promised Securities

Address:	___________
MergeCo Shares
SSN/EIN:

EXHIBIT B

FORM OF JOINDER

TO

ESCROW AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20_

Reference is made to that certain MergeCo Issuance Agreement dated as of October , 2023 (the “Agreement”), by and among (“Director”), Welsbach Technology Metals Acquisition Corp. (the “Company”) and Welsbach Acquisition Holdings LLC (the “Sponsor”), pursuant to which Director was promised securities of MergeCo (as defined in the Agreement) from the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Director hereby agrees, as of the date first set forth above, that Director (i) shall become a party to that certain stock escrow agreement, dated December 27, 2021, by and among WTMA, the Sponsor, WTMA’s officers, directors and other insiders and Continental Stock Transfer & Trust Company, as escrow agent (as it exists on the date hereof, the “Escrow Agreement”) solely with respect to Section 3.1 of the Escrow Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of the Escrow Agreement as an Initial Stockholder (as defined therein) solely with respect to his/her Promised Securities, provided, however, that the Director shall be permitted to transfer his/her Promised Securities as permitted by the Escrow Agreement; and (ii) shall become a party to that certain Registration Rights Agreement, dated December 27, 2021, by and among WTMA, WTMA’s officers, directors and insiders and the Sponsor (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Promised Securities (together with any other equity security of MergeCo issued or issuable with respect to any such Promised Securities by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[Director]

By:
Name:

ACKNOWLEDGED AND AGREED:

WELSBACH TECHNOLOGY METALS ACQUISITION CORP.

By:
	Name:	Chris Clower
	Title:	Chief Operating Officer

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